Form T - 3 – Exhibit T3G Mongolian Mining Corporation ( Cayman Islands) Mongolian Coal Corporation Limited ( Hong Kong) Energy Resources LLC ( Mongolia) Mongolian Coal Corporation S.à r.l . ( Luxembourg) Khangad Exploration LLC (Mongolia) Baruun Naran S.à r.l . (Luxembourg) Tianjin Zhengcheng Import and Export Trade Co. Ltd (China) 100% 51% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% Energy Resources Corporation LLC ( Mongolia) Energy Resources Rail LLC (Mongolia) Tavan Tolgoi Airport LLC (Mongolia) Enres - technology LLC (Mongolia) Ukhaa Khudag Water Supply LLC (Mongolia) United Power LLC (Mongolia)